UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01. Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement

On June 5, 2020, effective June 1, 2020, Bright Mountain Media, Inc. (“Bright Mountain”) entered into a membership interest purchase agreement ( the “Purchase Agreement”) with Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane”) to purchase 100% of the membership interests of CL Media Holdings, LLC (“Wild Sky”). The purchase was completed on a debt-free, cash-free basis, free and clear of any liens and encumbrances. Bright Mountain issued 2,500,000 shares of its restricted common stock to Centre Lane and Centre Lane issued a first lien senior secured credit facility (described below) which consisted of $15.0 million of initial indebtedness, repayment of Wild Sky’s Fast Pay existing credit facility of approximately $900,000 and $500,000 expenses totaling $16,416,905.

Credit Agreement

On June 5, 2020, effective June 1 2020, (“Effective Date”), Cl Media Holdings, LLC (“Wild Sky”), the newly acquired subsidiary of Bright Mountain entered into an amended and restated credit agreement ( the “Credit Agreement”) by and among Wild Sky, as Borrower, the financial parties thereto (the “Lenders”) and Centre Lane Partners Master Credit Fund II, L.P., as collateral and administrative agent (the “Agent”). The Facility was used to finance the acquisition of Wild Sky. Certain terms and conditions of the Credit Facility are as follows:

Structure. The Agreement provides for a senior secured five-year loan in the initial principal amount of $16,416,905.

Interest Rates and Payments. Pursuant to the Credit Agreement, the loan bears interest at six percent (6%) payment–in-kind interest (“PIK Interest”) which will be added to the outstanding principal balance. The Credit Agreement provides for no amortization for the first 18 months and 10% thereafter. Amortization is payable in equal quarterly installments on the principal balance after adding the PIK Interest with a bullet payment due at maturity.

Optional Prepayments. The loan under the Credit Agreement may be prepaid in minimum amounts $250,000. The loan balance can be prepaid with no penalty.

Guarantors. The loan is guaranteed by Bright Mountain and certain of its domestic subsidiaries of which became party to a Guarantee Agreement dated as of the Effective Date and each domestic subsidiary that, subsequent to the Effective Date, becomes a subsidiary.

Restrictive Covenants and Other Matters. The Credit Agreement contains negative covenants that, subject to certain exceptions, limits the ability of Bright Mountain and its subsidiaries to, among other things, incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of assets of Bright Mountain and its subsidiaries, make investments, loans, advances, guarantees and acquisitions.

Equity Raises. Any equity raise up to $15,000,000 in the first 180 days from the Credit Agreement is excluded from the loan balance prepayment requirements.

Events of Default. The Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace or cure periods) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, guarantees ceasing to be in full force or effect, bankruptcy or insolvency events, material judgments. If an event of default occurs, the maturity of the amounts owed may be accelerated.

This summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Credit Agreement which are attached hereto as Exhibits 10.1 and 10.2. Interested parties should read these documents in their entirety.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 Unregistered Sales of Equity Securities.

As set forth in Item 2.01 of this report, Bright Mountain agreed to issue 2,500,000 shares of its restricted common stock pursuant to the terms of the Purchase Agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(a)(2).

Item 7.01 Regulation FD Disclosure.

On June 8, 2020, the Company issued a press release announcing the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filings of the Company.

ITEM 8.01. Other Events.

Information about Wild Sky Media

Headquartered in New York City with offices in Bangkok, Wild Sky Media offers massive global reach through hyper-engaging content and multicultural audiences. A top-five parenting group according to ComScore, Wild Sky Media’s robust portfolio of parenting websites includes Mom.com, CafeMom, LittleThings, Revelist, Babynamewizard, and MamásLatinas. The websites have more than 30,000,000 unique visitors per month.

Wild Sky Media reported unaudited revenues of $22,594,000 and a net loss of $6,860,000 for the year ended December 31, 2019.

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The annual audited financial statements of CL Media Holdings LLC and required unaudited interim financial statements for the periods required pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this report within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

(b) Pro forma financial information.

The required pro forma financial information required by Rule 8-05 of Regulation S-X will be provided under an amendment to this report within the time required pursuant to Item 9.01(c) of Form 8-K.

(c)	Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Membership Interest Purchase Agreement dated June 5. 2020 between Centre Lane Partners Master Credit Fund II, L.P. and Bright Mountain Media, Inc.

10.2	Credit Agreement, dated as of June 5. 2020, by and among CL Media Holdings, LLC, as the borrower, the financial institutions thereto and Centre Lane Partners Master Fund II, L.P. as Agent

99.1	Press Release dated June 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2020	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer